                                                                     EXHIBIT 4.1

Temporary Certificate - Exchangeable for Definitive Engraved Certificate - When
                              Ready for Delivery


NUMBER                                                             SHARES

$.01 PAR VALUE                                                  COMMON STOCK

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE IN                        CUSIP 015271 10 9
 THE CITY OF NEW YORK, NEW YORK             SEE REVERSE FOR CERTAIN DEFINITIONS
                                            AND IMPORTANT NOTICE ON TRANSFER
                                            RESTRICTIONS


This certifies that




is the owner of


            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
    ________________                                      _______________
    ________________ ALEXANDRIA REAL ESTATE EQUITIES, INC._______________
    ________________                                      _______________
(the "Corporation") transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


     J.M. Sudarsky                [SEAL]                   Peter J. Nelson

       Chairman                                               Secretary



Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY
          New York, New York
               Transfer Agent and Registrar


By

               AUTHORIZED SIGNATURE
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     The Corporation is authorized to issue two classes of capital stock which are designated as Common Stock and Preferred Stock. The Board of Directors is authorized to determine the preferences, limitations, and relative rights of the Preferred Stock before the issuance of any Preferred Stock. The Corporation will furnish, without charge, to any stockholder making a written request therefor, a copy of the Corporation's charter and a written statement of the designations, relative rights, preferences and limitations applicable to each such class of stock. Requests for such written statement may be directed to the Secretary of the Corporation, at the Corporation's principal office.

     The shares represented by this Certificate are subject to restrictions on transfer for the purpose of establishing or maintaining the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially Own shares in excess of the Ownership Limit, which may increase or decrease from time to time, unless such Person is an Excepted Holder. Any Person who attempts to beneficially own shares in violation of the above limitation must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's charter. If the restrictions on ownership or transfer are violated, the shares represented hereby will be automatically exchanged for shares of Excess Stock, which will then be held in trust for a Charitable Beneficiary. The foregoing is qualified in its entirety by reference to the Corporation's charter.

                                                                          cont'd

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.


     The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common


UNIF TRAN MIN ACT - _______________Custodian_______________
                       (Cust)                  (Minor)
                    under Uniform Transfers to Minors Act

                    _______________________________________
                                   (State)

UNIF GIFT MIN ACT - _______________Custodian_______________
                       (Cust)                  (Minor)
                    under Uniform Gifts to Minors Act

                    _______________________________________
                                   (State)


    Additional abbreviations may also be used though not in the above list.


For Value Received _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------
|                                  |
________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________

________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated: _____________________________

                            X___________________________________________________
                             NOTICE: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURE(S) GUARANTEED: